Exhibit 99.2

Investor Contact:	Media Contact:
Bonnie Gardiner MIPS Technologies, Inc. +1 650 567 5064 bonnieg@mips.com	Lee Garvin Flanagin MIPS Technologies, Inc. +1 650 567 5180 flanagin@mips.com

MIPS Technologies’ Combined Common Stock
Trading Under Ticker Symbol “MIPS”

MOUNTAIN VIEW, Calif., – November 13, 2003 - MIPS Technologies, Inc., (Nasdaq: MIPS), announced today that all shares of the company’s combined common stock will now trade under the ticker symbol “MIPS” (CUSIP number 604567107) commencing with the opening of the Nasdaq Stock Market on Friday, November 14, 2003.  This follows the approval by the company’s stockholders at the Annual Meeting of Stockholders on November 12, 2003 to amend the company’s charter to combine the Class A common stock and Class B common stock into a single class of common stock.  MIPS Technologies’ common stock will no longer be traded under the ticker symbol “MIPSB”.

MIPS Technologies, Inc.

MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

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MIPS is a registered trademark in the United States and other countries of MIPS Technologies, Inc.